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                                                                    EXHIBIT 16.1


December 28, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Gentlemen:

         We have read Item 4 of Form 8-K/A dated December 28, 2000, of B.H.I.T. Inc. and are in agreement with the statements contained in the second paragraph on page 1 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                  /s/ Ernst & Young LLP